FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Rod Marlow
Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS 2007 THIRD QUARTER EARNINGS
     ATLANTA, GA (October 18, 2007) — Fidelity Southern Corporation (“Fidelity”) (NASDAQ:LION) reported net income of $1,679,000 for the third quarter of 2007 compared to $2,789,000 for the same quarter in 2006, a decrease of $1,110,000 or 39.8%, while total revenue increased 13.7%. Basic and diluted earnings per share for the third quarter of 2007 were $.18 compared to $.30 for the same period in 2006, a decrease of 40.0%.
     Net income for the first nine months of 2007 was $6,313,000 compared to $7,476,000 for the same period in 2006, a decrease of $1,163,000 or 15.6%. Basic and diluted earnings per share for the first nine months of 2007 were $.68 compared to $.81 for the same period in 2006, a decrease of 16.0%.
     The decline in earnings was due to a $2.7 million increase year-to-date in the loan loss provision, equal to $.18 a share.
     Other significant developments were:
• Noninterest income grew 19.3% year-to-date
• Equity grew 7.8% year over year
• Assets grew 5.8% year over year
• Loans grew 8.2% year over year
• Deposits grew 5.0% year over year
• Net interest income grew 9.5% year-to-date
• Net interest margin grew 7 basis points in the quarter versus first quarter
     Chairman James B. Miller, Jr. said, “We are very pleased with basic operations during 2007, as reflected in the improvements in the net interest margin, growth in noninterest income and in the success of our branch expansion program. While we are proactively addressing the problems relating to the downturn in the housing market and their impact on our residential construction portfolio, we are also focused on the long-term positioning of Fidelity to take advantage of current and evolving market conditions. Not only have we continued this quarter to hire production staff, we bolstered regulatory capital with a $20 million trust preferred issuance.

Fidelity Southern Corporation
Third Quarter Earnings Release
October 18, 2007
     “We continue to be diligent in our credit review process and are aggressive in dealing with our residential construction portfolios. Loans have been charged off or charged down in a rigorous fashion. Residential construction loans are only 19.5% of our diversified loan portfolio. We have only one condominium construction loan, and that loan is to a governmental entity. The units are nearly sold out. Nonresidential commercial real estate construction loans are only 1.1% of our loan portfolio.
     “We are assuming the housing market will not improve very much until 2009, but believe fewer houses are being built than are being sold, which is a positive indicator. The supply of lots in greater Atlanta continues, however, to build while our exposure is reducing.
     “Net of charge downs in October, we now have in OREO or in foreclosure 70 lots at a value of $3,168,000, 21 houses at a value of $2,750,000, and in nonaccrual 19 lots at a value of $1,100,000 and 5 houses at a value of $1,780,000, which volume we consider manageable.
     “The rebalancing of our deposit portfolio to generate more transaction accounts and the loan portfolio to include less residential construction loan outstandings has continued as planned and this trend should continue along with the modest asset growth we see ahead for the rest of 2007 and for 2008.
     “We also need to note that we have no subprime lending programs or subprime loan portfolios and likewise have no investments in any subprime assets or assets with subprime characteristics. We also have no loan participations bought from other lenders as we prefer to underwrite and manage our own portfolio.”
     Fidelity President H. Palmer Proctor, Jr. said, “The good news on the deposit side is that our deposit account acquisition program continues to generate a growing number of lower costing transaction accounts, which growth is reflected in the double digit increases in service charges and related fees for the first nine months of 2007 compared to the same period last year.
     “Noninterest income increased 20.0% in the first nine months. The successes of our investments in SBA and indirect automobile lenders and markets over the past several years are reflected in the significant increases in revenues from those activities in the first nine months of 2007 compared to the same period last year, with increases of 28.0% and 59.0% in indirect automobile revenues and in SBA revenues, respectively.
     “The net interest margin improved to 3.09% in the third quarter from 3.02% in the first quarter. This was achieved through a continuing increase in the yield on the fixed rate consumer loan portfolio while the cost of funds stabilized in the third quarter due to growth in lower costing transaction balances and through conservative time deposit pricing. A significant amount of the non-relationship time deposit balances moved out of the bank.
     “We are very pleased with the results of our branch expansion program during 2006 and 2007, with the new branches providing excellent deposit and loan growth and balances.

2

Fidelity Southern Corporation
Third Quarter Earnings Release
October 18, 2007
     “We will not lose sight of improving operating results and building long-term shareholder value, nor will we lose sight of our dedication to providing superior service.”
     As of September 30, 2007, total assets were $1.662 billion compared to $1.570 billion at September 30, 2006, a $92 million or 5.8% increase. In other year-ago comparisons, loans increased 8.2% to $1.377 billion, total loans, including loans held-for-sale, increased 8.1% to $1.425 billion, deposits increased 5.0% to $1.384 billion, and shareholders’ equity increased 7.8% to $99 million.
     Net interest income for the third quarter and first nine months of 2007 increased $899,000 and $3.0 million, or 8.1% and 9.5%, respectively, when compared to the same periods in 2006. These increases were driven by increases in average interest-earning assets. The net interest margin increased one basis point to 3.09% in the third quarter of 2007 and decreased by five basis points to 3.06% in the first nine months of 2007 when compared to the same periods in 2006.
     Total interest income for the third quarter and first nine months of 2007 increased $3.3 million and $14.6 million, or 12.9% and 20.8%, respectively, compared to the same periods in 2006. The increases in interest income were due to 31 basis point and 57 basis point increases in the yield on average interest-earning assets and increases in average interest-earning assets of $118 million and $162 million, respectively, for the third quarter and first nine months of 2007 compared to the same periods in 2006.
     Interest expense for the third quarter and first nine months of 2007 increased $2.4 million and $11.6 million, or 16.5% and 30.2%, respectively, compared to the same periods in 2006. The increases in interest expense were primarily attributable to 30 basis point and 65 basis point increases in the cost of interest-bearing liabilities for the third quarter and first nine months of 2007, respectively, when compared to the same periods of 2006, and increases in the volume of average interest-bearing liabilities of $120 million and $156 million, respectively, over the same periods of 2006.
     The provision for loan losses for the third quarter and first nine months of 2007 was $2.8 million and $5.0 million, respectively, compared to $1.1 million and $2.3 million for the same periods in 2006. Net charge-offs increased $2.6 million in the first nine months of 2007 when compared to the same period in 2006. The ratio of net charge-offs to average loans outstanding was ..39% for the first nine months of 2007 compared to .16% for the same period in 2006. The allowance for loan losses as a percentage of loans increased from 1.06% at September 30, 2006, to 1.08% at September 30, 2007. While net charge-offs and nonperforming assets have increased, the ratio of adversely classified loans to total loans decreased from 2.49% at September 30, 2006, to 1.75% at September 30, 2007. Compared to June 30, 2007, the allowance for loan losses as a percentage of loans increased five basis points from 1.03% to 1.08% at September 30, 2007. Nonperforming assets increased to $13.8 million at September 30, 2007, compared to $5.2 million at September 30, 2006, and $12.4 million at June 30, 2007. The increase in nonperforming assets was primarily driven by increases in nonaccrual loans and other real estate, over 80% of the balances of which are secured by real estate. The remaining

3

Fidelity Southern Corporation
Third Quarter Earnings Release
October 18, 2007
20% is secured by other collateral. Management believes it has been proactive in identifying and charging down and charging off these nonperforming assets as appropriate.
     Noninterest income increased $749,000 and $2.2 million, or 18.5% and 19.3%, to $4.8 million and $13.6 million, respectively, in the third quarter and first nine months of 2007, compared to the same periods in 2006. These increases were primarily due to increases in indirect lending revenues and SBA lending activities. Indirect lending revenues increased $245,000 and $885,000, or 21.7% and 28.0%, to $1.4 million and $4.1 million, respectively, during the third quarter and first nine months of 2007 when compared to the same periods last year due to an increase in the number and volume of indirect loans sold and increases in servicing and other fees from indirect loans serviced. Revenue from SBA lending activities increased $282,000 and $722,000, or 61.8% and 58.7%, to $738,000 and $2.0 million, respectively, due to the continuing expansion of the SBA lending business. In addition, service charges on deposit accounts increased $90,000 and $439,000, or 7.9% and 14.1%, to $1.2 million and $3.6 million, respectively, due to the growing number of transaction accounts resulting from the transaction account acquisition program initiated in early 2006 to attract lower-costing deposits.
     Noninterest expense for the third quarter and first nine months of 2007, increased $1.8 million and $4.5 million, or 17.8% and 15.0%, to $11.8 million and $34.8 million, respectively, when compared to the same periods of 2006. These increases were primarily related to increases in salaries and benefits expense of $1.2 million and $2.9 million, or 22.1% and 17.4%, to $6.6 million and $19.3 million, respectively, and increases in other operating expenses of $219,000 and $982,000, or 16.6% and 25.9%, to $1.5 million and $4.8 million, respectively. The increases in salaries and benefits expenses were primarily due to the addition of seasoned loan production and branch operations staff, including SBA, indirect automobile, and commercial lenders to increase lending volume, and staff for the new branches added in 2006 and to some extent in 2007. The increases in other operating expenses were primarily related to hiring costs, business development costs, and costs related to growing numbers of accounts and related transaction activity.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides a wide range of banking, mortgage and investment services, and a credit related insurance product through 24 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. Mortgage and construction loans are also provided through offices in Jacksonville, Florida. Automobile loans and SBA loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the web site at www.FidelitySouthern.com.
     This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets, and products. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” and similar expressions are intended to identify forward-

4

Fidelity Southern Corporation
Third Quarter Earnings Release
October 18, 2007
looking statements. These forward-looking statements are based upon assumptions Fidelity believes are reasonable and may relate to, among other things, the adequacy of the allowance for loan losses, changes in interest rates, and litigation results. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons including, without limitation, changing events and trends that have influenced Fidelity’s assumptions. These trends and events include (i) difficulties in maintaining our growth; (ii) unique risks associated with our construction and land development loans; (iii) changes in the interest rate environment; (iv) changes in land values and economic conditions in Atlanta, Georgia; (v) our ability to maintain and service relationships with our automobile dealers and investors and our ability to profitably manage changes in our indirect automobile lending operations; (vi) less favorable than anticipated changes in the national and local business environment, particularly in regard to the housing market in general and residential construction and new home sales in particular; (vii) adverse changes in the regulatory requirements affecting us; (viii) greater competitive pressures among financial institutions in our market; (ix) changes in political, legislative and economic conditions; (x) inflation; (xi) greater loan losses than historic levels and an insufficient allowance for loan losses; (xii) environmental liability risks; and (xiii) failure to achieve the revenue increases expected to result from our investments in branch additions and in our transaction deposit and lending businesses. This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein and are not intended to represent a complete list of all risks and uncertainties in our business. Investors are encouraged to read the related section in Fidelity Southern Corporation’s 2006 Annual Report on Form 10-K, including the “Risk Factors” set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

5

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	QUARTER-TO-DATE		YEAR-TO-DATE
	SEPTEMBER 30,		SEPTEMBER 30,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2007	2006	2007	2006

INTEREST INCOME
LOANS, INCLUDING FEES	$27,203	$23,669	$79,069	$63,855
INVESTMENT SECURITIES	1,789	1,935	5,472	6,015
FEDERAL FUNDS SOLD AND BANK DEPOSITS	72	141	241	332

TOTAL INTEREST INCOME	29,064	25,745	84,782	70,202

INTEREST EXPENSE
DEPOSITS	14,816	12,587	43,561	31,391
SHORT-TERM BORROWINGS	557	425	1,577	2,140
SUBORDINATED DEBT	1,277	1,121	3,492	3,261
OTHER LONG-TERM DEBT	397	494	1,178	1,465

TOTAL INTEREST EXPENSE	17,047	14,627	49,808	38,257

NET INTEREST INCOME	12,017	11,118	34,974	31,945

PROVISION FOR LOAN LOSSES	2,800	1,100	4,950	2,300

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,217	10,018	30,024	29,645

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,230	1,140	3,554	3,115
OTHER FEES AND CHARGES	478	410	1,408	1,184
MORTGAGE BANKING ACTIVITIES	75	162	275	534
BROKERAGE ACTIVITIES	199	116	603	555
INDIRECT LENDING ACTIVITIES	1,372	1,127	4,051	3,166
SBA LENDING ACTIVITIES	738	456	1,952	1,230
BANK OWNED LIFE INSURANCE	299	279	870	821
OTHER OPERATING INCOME	404	356	893	803

TOTAL NONINTEREST INCOME	4,795	4,046	13,606	11,408

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	6,613	5,417	19,304	16,449
FURNITURE AND EQUIPMENT	755	695	2,160	2,000
NET OCCUPANCY	1,064	877	2,991	2,597
COMMUNICATION EXPENSES	430	384	1,296	1,152
PROFESSIONAL AND OTHER SERVICES	894	749	2,725	2,258
ADVERTISING AND PROMOTION	272	307	701	1,132
STATIONERY, PRINTING AND SUPPLIES	193	229	573	605
INSURANCE EXPENSES	77	74	227	226
OTHER OPERATING EXPENSES	1,538	1,319	4,775	3,793

TOTAL NONINTEREST EXPENSE	11,836	10,051	34,752	30,212

INCOME BEFORE INCOME TAX EXPENSE	2,176	4,013	8,878	10,841
INCOME TAX EXPENSE	497	1,224	2,565	3,365

NET INCOME	$1,679	$2,789	$6,313	$7,476

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.18	$0.30	$0.68	$0.81

DILUTED EARNINGS PER SHARE	$0.18	$0.30	$0.68	$0.81

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,341,021	9,275,999	9,320,465	9,263,403

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,343,009	9,284,519	9,329,302	9,275,691

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2007	2006	2006

ASSETS

CASH AND DUE FROM BANKS	$24,376	$32,659	$30,167
FEDERAL FUNDS SOLD	4,501	26,316	21,897

CASH AND CASH EQUIVALENTS	28,877	58,975	52,064
INVESTMENTS AVAILABLE-FOR-SALE	108,368	108,796	112,216
INVESTMENTS HELD-TO-MATURITY	29,907	33,182	34,350
INVESTMENT IN FHLB STOCK	4,765	4,834	3,934
LOANS HELD-FOR-SALE	47,611	58,268	45,244
LOANS	1,377,286	1,330,756	1,273,101
ALLOWANCE FOR LOAN LOSSES	(14,886)	(13,944)	(13,548)

LOANS, NET	1,362,400	1,316,812	1,259,553
PREMISES AND EQUIPMENT, NET	18,853	18,803	15,763
OTHER REAL ESTATE	4,955	—	—
ACCRUED INTEREST RECEIVABLE	9,566	9,312	8,166
BANK OWNED LIFE INSURANCE	26,445	25,694	25,447
OTHER ASSETS	19,866	14,503	13,075

TOTAL ASSETS	$1,661,613	$1,649,179	$1,569,812

LIABILITIES

DEPOSITS:
NONINTEREST BEARING DEMAND	$125,827	$154,392	$134,130
INTEREST BEARING DEMAND/ MONEY MARKET	310,367	286,620	261,253
SAVINGS	215,453	182,390	175,432
TIME DEPOSITS, $100,000 AND OVER	298,956	276,536	265,563
OTHER TIME DEPOSITS	433,009	486,603	481,432

TOTAL DEPOSIT LIABILITIES	1,383,612	1,386,541	1,317,810

FEDERAL FUNDS PURCHASED	6,000	20,000	20,000
OTHER SHORT-TERM BORROWINGS	55,861	52,061	34,797
SUBORDINATED DEBT	67,527	46,908	46,908
OTHER LONG-TERM DEBT	37,000	37,000	48,000
ACCRUED INTEREST PAYABLE	6,642	7,042	6,225
OTHER LIABILITIES	5,701	4,980	3,973

TOTAL LIABILITIES	1,562,343	1,554,532	1,477,713

SHAREHOLDERS’ EQUITY

COMMON STOCK	45,770	44,815	44,634
APIC	134	—	—
ACCUMULATED OTHER COMPREHENSIVE LOSS	(1,758)	(1,590)	(1,802)
RETAINED EARNINGS	55,124	51,422	49,267

TOTAL SHAREHOLDERS’ EQUITY	99,270	94,647	92,099

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,661,613	$1,649,179	$1,569,812

BOOK VALUE PER SHARE	$10.62	$10.19	$9.93

SHARES OF COMMON STOCK OUTSTANDING	9,351,195	9,288,222	9,278,856

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	YEAR-TO-DATE		YEAR ENDED
	SEPTEMBER 30,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2007	2006	2006

BALANCE AT BEGINNING OF PERIOD	$13,944	$12,643	$12,643
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	—	1	1
SBA	—	67	67
REAL ESTATE-CONSTRUCTION	1,412	—	—
REAL ESTATE-MORTGAGE	63	3	5
CONSUMER INSTALLMENT	3,555	2,417	3,616

TOTAL CHARGE-OFFS	5,030	2,488	3,689
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	255	418	505
SBA	—	142	145
REAL ESTATE-CONSTRUCTION	40	—	—
REAL ESTATE-MORTGAGE	78	5	7
CONSUMER INSTALLMENT	649	528	733

TOTAL RECOVERIES	1,022	1,093	1,390

NET CHARGE-OFFS	4,008	1,395	2,299
PROVISION FOR LOAN LOSSES	4,950	2,300	3,600

BALANCE AT END OF PERIOD	$14,886	$13,548	$13,944

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.39%	0.16%	0.19%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.08%	1.06%	1.05%
NONPERFORMING ASSETS
(UNAUDITED)
(DOLLARS IN THOUSANDS)

	SEPTEMBER 30,
	2007	2006

NONACCRUAL LOANS	$7,023	$4,237
REPOSSESSIONS	1,858	928
OTHER REAL ESTATE	4,955	—

TOTAL NONPERFORMING ASSETS	$13,836	$5,165

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS AND REPOSSESSIONS	0.97%	0.39%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

				PERCENT CHANGE
	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,	Sep. 30, 2007/	Sep. 30, 2007/
(DOLLARS IN THOUSANDS)	2007	2006	2006	Dec. 31, 2006	Sep. 30, 2006

COMMERCIAL, FINANCIAL AND AGRICULTURAL	$107,523	$107,992	$100,382	(0.43)%	7.11%
TAX-EXEMPT COMMERCIAL	10,167	14,969	13,074	(32.08)%	(22.23)%
REAL ESTATE MORTGAGE — COMMERCIAL	181,076	163,275	156,357	10.90%	15.81%

TOTAL COMMERCIAL	298,766	286,236	269,813	4.38%	10.73%
REAL ESTATE-CONSTRUCTION	283,291	306,078	301,249	(7.44)%	(5.96)%
REAL ESTATE-MORTGAGE	96,558	91,652	84,337	5.35%	14.49%
CONSUMER INSTALLMENT	698,671	646,790	617,702	8.02%	13.11%

LOANS	1,377,286	1,330,756	1,273,101	3.50%	8.18%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	217	321	1,402	(32.40)%	(84.52)%
SBA LOANS	15,394	14,947	11,842	2.99%	29.99%
INDIRECT AUTO LOANS	32,000	43,000	32,000	(25.58)%	0.00%

TOTAL LOANS HELD-FOR-SALE	47,611	58,268	45,244	(18.29)%	5.23%

TOTAL LOANS	$1,424,897	$1,389,024	$1,318,345

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	September 30, 2007			September 30, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,377,889	$78,491	7.62%	$1,203,577	$63,462	7.08%
Tax-exempt (1)	13,897	864	8.32%	9,883	573	7.76%

Total loans	1,391,786	79,355	7.62%	1,213,460	64,035	7.09%

Investment securities
Taxable	139,695	5,311	5.07%	158,380	6,015	5.06%
Tax-exempt (2)	5,322	247	6.19%	—	—	—

Total investment securities	145,017	5,558	5.11%	158,380	6,015	5.06%

Interest-bearing deposits	1,110	44	5.27%	1,447	53	4.86%
Federal funds sold	5,107	197	5.16%	7,684	279	4.86%

Total interest-earning assets	1,543,020	85,154	7.38%	1,380,971	70,382	6.81%

Cash and due from banks	23,269			22,090
Allowance for loan losses	(14,122)			(12,924)
Premises and equipment, net	18,882			15,161
Other real estate owned	1,677			107
Other assets	50,400			42,676

Total assets	$1,623,126			$1,448,081

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$288,185	$7,566	3.51%	$223,686	$4,258	2.55%
Savings deposits	197,619	6,536	4.42%	175,794	5,250	3.99%
Time deposits	758,103	29,459	5.20%	658,926	21,883	4.44%

Total interest-bearing deposits	1,243,907	43,561	4.68%	1,058,406	31,391	3.97%
Federal funds purchased	8,593	357	5.56%	12,618	484	5.13%
Securities sold under agreements to repurchase	20,413	472	3.09%	29,715	696	3.13%
Other short-term borrowings	21,990	748	4.55%	30,256	960	4.24%
Subordinated debt	50,080	3,492	9.32%	46,908	3,261	9.29%
Long-term debt	37,000	1,178	4.26%	48,000	1,465	4.08%

Total interest-bearing liabilities	1,381,983	49,808	4.82%	1,225,903	38,257	4.17%

Noninterest-bearing :
Demand deposits	130,715			124,590
Other liabilities	14,152			9,956
Shareholders’ equity	96,276			87,632

Total liabilities and shareholders’ equity	$1,623,126			$1,448,081

Net interest income / spread		$35,346	2.56%		$32,125	2.65%

Net interest margin			3.06%			3.11%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2007 and 2006 of $286,000 and $180,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2007 of $86,000.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER-TO-DATE
	September 30, 2007			September 30, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,401,855	$27,056	7.66%	$1,267,437	$23,504	7.36%
Tax-exempt (1)	10,947	223	8.07%	11,804	242	8.13%

Total loans	1,412,802	27,279	7.66%	1,279,241	23,746	7.37%

Investment securities
Taxable	134,292	1,717	5.11%	151,906	1,935	5.10%
Tax-exempt (2)	6,993	111	6.35%	—	—	—

Total investment securities	141,285	1,828	5.17%	151,906	1,935	5.10%

Interest-bearing deposits	984	13	5.12%	1,732	23	5.23%
Federal funds sold	4,658	59	5.04%	9,057	118	5.23%

Total interest-earning assets	1,559,729	29,179	7.42%	1,441,936	25,822	7.11%

Cash and due from banks	22,776			24,233
Allowance for loan losses	(14,573)			(13,123)
Premises and equipment, net	18,986			15,762
Other real estate owned	3,484			198
Other assets	52,707			44,261

Total assets	$1,643,109			$1,513,267

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$303,979	$2,721	3.55%	$245,638	$1,911	3.09%
Savings deposits	208,876	2,322	4.41%	173,205	1,865	4.27%
Time deposits	745,179	9,773	5.20%	723,943	8,811	4.83%

Total interest-bearing deposits	1,258,034	14,816	4.67%	1,142,786	12,587	4.37%
Federal funds purchased	6,674	92	5.47%	6,987	97	5.49%
Securities sold under agreements to repurchase	23,582	211	3.55%	23,067	181	3.11%
Other short-term borrowings	22,124	254	4.57%	15,565	147	3.77%
Subordinated debt	56,321	1,277	8.99%	46,908	1,121	9.48%
Long-term debt	37,000	397	4.26%	48,000	494	4.08%

Total interest-bearing liabilities	1,403,735	17,047	4.82%	1,283,313	14,627	4.52%

Noninterest-bearing :
Demand deposits	128,734			129,743
Other liabilities	13,457			11,069
Shareholders’ equity	97,183			89,142

Total liabilities and shareholders’ equity	$1,643,109			$1,513,267

Net interest income / spread		$12,132	2.60%		$11,195	2.59%

Net interest margin			3.09%			3.08%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2007 and 2006 of $76,000 and $77,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2007 of $39,000.